UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2003

TECHNICAL COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Domino Drive, Concord, Massachusetts	01742
(Address of Principal Executive Offices)	(Zip Code)

(978) 287-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

FORM 8-K

Date of Report: July 22, 2003

Item 4.    Changes in Registrant’s Certifying Accountant

Effective July 16, 2003, Grant Thornton LLP resigned as the independent public accountants of Technical Communications Corporation (the “Company”). The Company has retained Vitale Caturano & Company PC as its independent public accountants, effective July 17, 2003. The engagement of Vitale, Caturano & Company PC was approved by the audit committee of the Company’s Board of Directors.

The audit reports of Grant Thornton LLP on the Company’s financial statements for each of the past two fiscal years ended September 28, 2002 and September 29, 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Grant Thornton LLP on the Company’s financial statements for the fiscal year ended September 28, 2002 was qualified as to the uncertainty of the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for each of the two most recent fiscal years ended September 28, 2002 and September 29, 2001, respectively, and through July 16, 2003, the date of Grant Thornton LLP’s resignation, there have been no disagreements between the Company and Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the audited financial statements for such periods.

In connection with the audits of the Company’s financial statements for each of the two most recent fiscal years ended September 28, 2002 and September 29, 2001, respectively, and through July 22, 2003, the date of this Form 8-K, there have been no reportable events (as defined in Item 304(a)(1) of Regulation S-B) with Grant Thornton LLP. During such periods the Company has not consulted Vitale, Caturano & Company PC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1) of Regulation S-B).

A letter from Grant Thornton LLP is attached as Exhibit 16 to this Form 8-K and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

a. Financial statements of businesses acquired.    Not applicable.

b. Pro forma financial information.    Not applicable.

c. Exhibits.    The following exhibits are filed with this report:

Exhibit No.	Title

16	Letter of Grant Thornton LLP

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2003

Technical Communications Corporation

By:	/s/ CARL H. GUILD, JR.
Carl H. Guild, Jr. President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title

16	Letter of Grant Thornton LLP